EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SnackHealthy, Inc. (the “Registrant”) on Form 10-Q for the three month period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof, I, Richard Damion, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Based on my knowledge, the Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SnackHealthy, Inc.

Dated: February 19, 2014	/s/ RICHARD DAMION
Richard Damion
Chief Executive Officer
SnackHealthy, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SnackHealthy, Inc. and will be retained by SnackHealthy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.